To:              [e-mail address]

From:          OppenheimerFunds@proxyonline.com

Date:           February 2, 2011

Subject:      Oppenheimer Principal Protected Main Street Fund II Shareholder Meeting

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Dear Shareholder:

We have scheduled a Special Meeting for Shareholders of Oppenheimer Principal Protected Main Street Fund II on March 18, 2011 at 1:00 p.m., Mountain Time at 6803 South Tucson Way, Centennial, Colorado 80112. The Board of Trustees has sent you this Proxy Statement to ask for your vote on one proposal affecting that Fund as described in this Proxy Statement.

Please take a few moments of your time and login to review the proxy statement and vote your shares. Your vote is extremely important no matter the size of your investment and it is critical to conducting the formal business of the Meeting.
You will need your control number found below in order to login. Once you have successfully logged in, you can view and/or download the proxy statement and proxy card and can vote your shares. Please vote your shares before 8:00 p.m. EST. on March 17, 2011 so that they can be counted at the scheduled shareholder meeting. For reference you can also logon to www.proxyonline.com.

TO VIEW THE PROXY STATEMENT AND VOTE YOUR SHARES CLICK HERE.

YOUR CONTROL NUMBER IS:

(Control Number Here)

If you have any questions please contact your financial advisor or call 800-331-5908. As always, we appreciate your confidence in OppenheimerFunds and look forward to serving you for many years to come.